UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      October 22, 2020

CYCLO THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Florida	000-25466	59-3029743
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6714 NW 16th Street, Suite B, Gainesville, Florida	32563
(Address of Principal Executive Offices)	(zip code)

386-418-8060

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 22, 2020, Cyclo Therapeutics Holdings, Inc. (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider and vote on proposals to approve (i) an Agreement and Plan of Merger pursuant to which the Company will merge with and into Cyclo Therapeutics, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company, resulting in the reincorporation of the Company from the State of Florida to the State of Nevada (“Proposal I”); and (ii) the adoption of Nevada articles of incorporation which will authorize the issuance of additional shares of common stock , and Nevada bylaws (“Proposal II”).

Proposal I was approved by the Company’s shareholders, receiving the affirmative vote of approximately 61.1% of the votes entitled to be cast at the Special Meeting, as follows:

For	Against	Abstain	Broker Non-Votes
103,866,089	342,416	39,427	0

Proposal II was approved by the Company’s shareholders, receiving the affirmative vote of approximately 60.7% of the votes entitled to be cast at the Special Meeting, as follows:

For	Against	Abstain	Broker Non-Votes
103,194,098	1,006,407	47,427	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyclo Therapeutics, Inc.

Date: October 23, 2020

By: /s/ N. Scott Fine

N. Scott Fine

Chief Executive Officer